Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2020 RESULTS

Earnings per diluted share of $0.82

Results significantly impacted by COVID-19

Action plan implemented to safeguard employees and customers against COVID-19

Initiated actions to maintain solid balance sheet and preserve liquidity

PHILADELPHIA – April 30, 2020 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2020. For the quarter, the Company reported net income of $39.9 million, or $0.82 earnings per diluted share.

“Our third quarter results reflected solid execution in a challenging environment due to the impact of the 737 MAX production halt as well as the COVID-19 pandemic,” said Tony. R. Thene, President and CEO of Carpenter Technology. “Our performance speaks largely to the dedication of our employees who have responded to an unprecedented situation with a focused commitment to delivering for our customers while also adopting enhanced safety measures. In response to COVID-19, we moved quickly to develop and implement benchmark safety protocols aimed at protecting our employees in a rapidly changing environment.”

“Looking ahead, visibility is limited given the ongoing COVID-19 pandemic and its potential impact on demand patterns across our end-use markets. We remain in close contact with our customers and will continue working alongside them to fulfill their material requirements. We believe our financial position remains healthy and we are executing targeted portfolio restructurings and cost reductions to drive enhanced flexibility. While we cannot predict the duration of COVID-19 and the total impact it will have on our business, we remain fully committed to the safety of our employees and continuing to serve as a critical supply chain partner for our customers during this difficult time. Our long-term growth profile remains solid as we are a key supplier of mission-critical applications with strong customer relationships, a deep solutions portfolio and established market leadership across a number of attractive end-use markets.”

Savings Actions Initiated to Address COVID-19 and Preserve Liquidity

COVID-19 related disruptions negatively impacted operating income results by approximately $5.5 million in the third quarter of fiscal year 2020. This impact is principally associated with disruption in the ability to ship certain materials late in the quarter as additional safety measures were implemented across the Company’s facilities as well as certain customers who were unable to accept deliveries due to shutdowns.

As the COVID-19 pandemic continues to impact global economic conditions and near-term customer demand patterns, the Company has taken several actions to initiate cost savings and preserve liquidity. These actions include implementing temporary furloughs for certain production and maintenance employees across facilities based on planned production scheduling, implementing a global hiring freeze and reducing planned capital expenditures for fiscal year 2021 by approximately 25-30% from fiscal year 2020. The Company also initiated actions to reduce working capital levels, principally inventory, to align with anticipated customer demand and expects that working capital represents a significant opportunity for cash generation in the near-term.

In addition, the Company recently approved actions to exit the downstream oil and gas (Amega West) business and idle two domestic powder metals production facilities. As a result of the decisions to close these facilities, the Company expects to save $15 million to $20 million annually based on current run rates for these businesses. The Company expects to record restructuring charges including non-cash asset impairments, non-cash lease termination costs and employee separation costs between $80 million and $100 million before taxes, in the fourth quarter of fiscal year 2020.

The Company has identified additional actions to preserve and manage cash and has plans to deploy those actions as deemed necessary to respond to the evolving situation.

Total liquidity, including cash and available credit facility borrowings, was $317.1 million at the end of the third quarter of fiscal year 2020. This consisted of $93.0 million of cash and $224.1 million of available borrowings under the Company’s credit facility.

Financial Highlights

($ in millions)	Q3	Q3	Q2
	FY2020	FY2019	FY2020
Net Sales	$585.4	$609.9	$573.0
Net Sales Excluding Surcharge Revenue (a)	$495.0	$503.0	$471.2
Operating Income	$58.7	$73.2	$55.0
Operating Income Excluding Special Items (a)	$58.7	$73.2	$57.3
Net Income	$39.9	$51.1	$38.8
Cash Provided from Operating Activities	$72.3	$10.0	$21.8
Free Cash Flow (a)	$13.0	$(37.0)	$(34.5)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2020 were $585.4 million compared with $609.9 million in the third quarter of fiscal year 2019, a decrease of $24.5 million (4 percent), on 9 percent lower volume. Net sales excluding surcharge were $495.0 million, a decrease of $8.0 million (2 percent) from the same period a year ago.

Operating income was $58.7 million in the recent third quarter compared to $73.2 million in the same period last year. The results for the third quarter of last year included an $11.4 million insurance recovery benefit.

Cash provided from operating activities in the third quarter of fiscal year 2020 was $72.3 million, compared to $10.0 million in the same quarter last year. Free cash flow in the third quarter of fiscal year 2020 was $13.0 million, compared to negative $37.0 million in the same quarter last year. The increases in operating cash flow and free cash flow primarily reflect improvements in working capital. Capital expenditures were $49.7 million in the third quarter of fiscal year 2020 compared to $49.0 million in the same quarter last year.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 30th at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2020. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2019, Form 10-Q for the quarters ended September 30, 2019 and December 31, 2019 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; and (18) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
NET SALES	$585.4	$609.9	$1,743.8	$1,738.8
Cost of sales	475.9	486.7	1,409.0	1,416.9

Gross profit	109.5	123.2	334.8	321.9

Selling, general and administrative expenses	50.8	50.0	159.0	148.3
Restructuring charges	—	—	2.3	—

Operating income	58.7	73.2	173.5	173.6

Interest expense	(4.9)	(7.1)	(15.6)	(20.3)
Other (expense) income, net	(3.9)	1.9	(3.4)	0.1

Income before income taxes	49.9	68.0	154.5	153.4

Income tax expense	10.0	16.9	34.6	35.3

NET INCOME	$39.9	$51.1	$119.9	$118.1

EARNINGS PER COMMON SHARE:
Basic	$0.82	$1.06	$2.47	$2.45

Diluted	$0.82	$1.05	$2.46	$2.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.1	47.7	48.0	47.7

Diluted	48.3	48.1	48.4	48.1

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2020	2019
OPERATING ACTIVITIES
Net income	$119.9	$118.1
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	92.2	90.9
Non-cash restructuring charges	1.5	—
Deferred income taxes	7.0	7.0
Net pension expense	11.5	8.7
Share-based compensation expense	12.4	12.7
Net loss on disposals of property, plant and equipment and assets held for sale	—	0.7
Gain on insurance recovery	—	(11.4)
Changes in working capital and other:
Accounts receivable	7.6	(12.1)
Inventories	(85.2)	(168.3)
Other current assets	(5.2)	7.6
Accounts payable	(26.9)	36.6
Accrued liabilities	(33.4)	(25.2)
Pension plan contributions	(4.9)	(4.3)
Other postretirement plan contributions	(2.7)	(2.5)
Other, net	1.1	(1.3)

Net cash provided from operating activities	94.9	57.2

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(144.0)	(130.7)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.3	0.3
Acquisition of business, net of cash acquired	—	(79.0)
Proceeds from sales and maturities of marketable securities	—	2.9
Proceeds from insurance recovery	—	11.4

Net cash used for investing activities	(143.7)	(195.1)

FINANCING ACTIVITIES
Credit agreement borrowings	331.1	163.9
Credit agreement repayments	(181.1)	(63.9)
Net change in short-term credit agreement borrowings	0.3	27.0
Dividends paid	(29.1)	(28.9)
Proceeds from stock options exercised	4.3	3.7
Withholding tax payments on share-based compensation awards	(7.8)	(4.4)

Net cash provided from financing activities	117.7	97.4

Effect of exchange rate changes on cash and cash equivalents	(2.9)	3.2

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	66.0	(37.3)
Cash and cash equivalents at beginning of period	27.0	56.2

Cash and cash equivalents at end of period	$93.0	$18.9

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$93.0	$27.0
Accounts receivable, net	374.4	384.1
Inventories	869.0	787.7
Other current assets	40.7	37.4

Total current assets	1,377.1	1,236.2
Property, plant and equipment, net	1,395.2	1,366.2
Goodwill	325.1	326.4
Other intangibles, net	61.2	67.2
Deferred income taxes	3.8	4.2
Other assets	267.0	187.6

Total assets	$3,429.4	$3,187.8

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$170.0	$19.7
Accounts payable	209.6	238.7
Accrued liabilities	136.4	157.6

Total current liabilities	516.0	416.0
Long-term debt	552.4	550.6
Accrued pension liabilities	359.7	371.2
Accrued postretirement benefits	122.8	122.1
Deferred income taxes	151.5	142.7
Other liabilities	108.5	65.1

Total liabilities	1,810.9	1,667.7

STOCKHOLDERS’ EQUITY
Common stock	280.1	279.0
Capital in excess of par value	325.7	320.4
Reinvested earnings	1,696.1	1,605.3
Common stock in treasury, at cost	(328.1)	(332.8)
Accumulated other comprehensive loss	(355.3)	(351.8)

Total stockholders’ equity	1,618.5	1,520.1

Total liabilities and stockholders’ equity	$3,429.4	$3,187.8

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Pounds sold (000):
Specialty Alloys Operations	59,052	65,296	175,660	189,678
Performance Engineered Products	3,202	3,540	9,874	9,572
Intersegment	(116)	(918)	(1,800)	(1,798)

Consolidated pounds sold	62,138	67,918	183,734	197,452

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$398.8	$393.3	$1,174.5	$1,111.0
Surcharge	89.3	105.0	287.7	324.4

Specialty Alloys Operations net sales	488.1	498.3	1,462.2	1,435.4

Performance Engineered Products
Net sales excluding surcharge	107.1	125.9	319.1	343.3
Surcharge	1.5	2.8	4.9	10.1

Performance Engineered Products net sales	108.6	128.7	324.0	353.4

Intersegment
Net sales excluding surcharge	(10.9)	(16.2)	(40.8)	(45.5)
Surcharge	(0.4)	(0.9)	(1.6)	(4.5)

Intersegment net sales	(11.3)	(17.1)	(42.4)	(50.0)

Consolidated net sales	$585.4	$609.9	$1,743.8	$1,738.8

Operating Income (Loss):
Specialty Alloys Operations	$76.4	$73.6	$233.7	$195.3
Performance Engineered Products	(0.3)	16.6	(2.0)	28.3
Corporate (including restructuring charges)	(17.8)	(17.3)	(58.8)	(51.5)
Intersegment	0.4	0.3	0.6	1.5

Consolidated operating income	$58.7	$73.2	$173.5	$173.6

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter Technology’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Carpenter Additive (Additive) business and the Latrobe and Mexico distribution businesses. Effective July 1, 2019, the Company’s LPW, CalRAM and Powder business in Alabama and West Virginia were combined into the Carpenter Additive business. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet, CPP and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS
Net sales	$585.4	$609.9	$1,743.8	$1,738.8
Less: surcharge revenue	90.4	106.9	291.0	330.0

Net sales excluding surcharge revenue	$495.0	$503.0	$1,452.8	$1,408.8

Operating income	$58.7	$73.2	$173.5	$173.6
Special items:
Restructuring charges	—	—	2.3	—
Acquisition-related costs	—	—	—	1.2

Operating income excluding special items	$58.7	$73.2	$175.8	$174.8

Operating margin	10.0%	12.0%	9.9%	10.0%

Adjusted operating margin excluding surcharge revenue and special items	11.9%	14.6%	12.1%	12.4%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended March 31, 2020, as reported	$49.9	$(10.0)	$39.9	$0.82

Special item:
None reported	—	—	—	—

Three months ended March 31, 2020, as adjusted	$49.9	$(10.0)	$39.9	$0.82

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended March 31, 2020.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Three months ended March 31, 2019, as reported	$68.0	$(16.9)	$51.1	$1.05

Special item:
None reported	—	—	—	—

Three months ended March 31, 2019, as adjusted	$68.0	$(16.9)	$51.1	$1.05

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the three months ended March 31, 2019.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Nine months ended March 31, 2020, as reported	$154.5	$(34.6)	$119.9	$2.46

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.04

Nine months ended March 31, 2020, as adjusted	$156.8	$(35.1)	$121.7	$2.50

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.4 million for the nine months ended March 31, 2020.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS
Nine months ended March 31, 2019, as reported	$153.4	$(35.3)	$118.1	$2.43

Special item:
Acquisition-related costs	1.2	—	1.2	0.03

Nine months ended March 31, 2019, as adjusted	$154.6	$(35.3)	$119.3	$2.46

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the nine months ended March 31, 2019.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
FREE CASH FLOW
Net cash provided from operating activities	$72.3	$10.0	$94.9	$57.2
Purchases of property, plant, equipment and software	(49.7)	(49.0)	(144.0)	(130.7)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.2	0.3	0.3
Acquisition of business, net of cash acquired	—	—	—	(79.0)
Proceeds from insurance recovery	—	11.4	—	11.4
Dividends paid	(9.7)	(9.6)	(29.1)	(28.9)

Free cash flow	$13.0	$(37.0)	$(77.9)	$(169.7)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
NET SALES BY END-USE MARKET
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$293.4	$273.8	$858.3	$747.6
Medical	47.7	47.1	135.2	125.0
Transportation	27.8	33.5	91.4	94.3
Energy	28.8	40.8	88.7	114.7
Industrial and Consumer	67.8	71.9	191.9	224.0
Distribution	29.5	35.9	87.3	103.2

Total net sales excluding surcharge revenue	495.0	503.0	1,452.8	1,408.8

Surcharge revenue	90.4	106.9	291.0	330.0

Total net sales	$585.4	$609.9	$1,743.8	$1,738.8